Exhibit 10.1

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of the 8th day of May, 2020 (the “Effective Date”), by and between Diamedix Corporation, a Florida corporation (“Seller”), and PRH Investments, LLC, a Florida limited liability company (“Purchaser”).

W H E R E A S:

A.     Seller and Purchaser entered into that certain Agreement for Purchase and Sale of Real Property made and entered into as of June 17, 2019 (the “Original Agreement”), as amended by that certain Amendment to Purchase and Sale Agreement dated as of July 1, 2019 (the “First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement dated as of September 18, 2019 (the “Second Amendment”; the Original Agreement as amended by the First Amendment and the Second Amendment shall collectively be referred to in this Amendment as the “Agreement”) for the purchase of the Property (as defined in the Agreement). All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.

B.     Pursuant to Section 7(c) of the Agreement, Seller was obligated to complete the SEC Assemblage Demolition prior to Closing. While the SEC Assemblage Demolition has not been completed, the parties nevertheless desire to proceed to Closing and Purchaser has agreed to complete the SEC Assemblage Demolition following the Closing.

C.     Accordingly, the Seller and Purchaser desire to further amend the Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1.     Recitals. The foregoing recitals are true and correct and are incorporated herein in their entirety.

2.     Interpretation. This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement.

3.     Closing Date.     Section 1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d)     “Closing Date” shall mean May 8, 2020.”

4.     Purchase Price.      Section 1(j) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(j)	“Purchase Price” shall mean Eighteen Million Five Hundred Thousand and No/100 Dollars ($18,500,000.00).”

5.     Purchase Price Credit. Section 3 of the First Amendment is hereby deleted in its entirety and, for the avoidance of any doubt, the credit referenced therein shall be null and void and of no further force or effect.

6.     Demolition Contract. Seller is a party to that certain Proposal/Contract 2020-0357 – Revised Note #20 dated April 2, 2020 by and between Seller and Thunder Demolition, Inc., a Florida corporation (the “Contractor”) for the SEC Assemblage Demolition, a copy of which is attached hereto as Exhibit “A” (the “Demolition Contract”). Purchaser hereby consents to the Demolition Contract. Seller represents and warrants that, as of the Effective Date, (a) Seller has paid to the Contractor an amount equal to Fifty Thousand Six Hundred Seventy Nine and 16/100 Dollars ($50,679.16) under the Demolition Contract for the SEC Assemblage Demolition (the “Completed Payment”) and (b) the outstanding amount due under the Demolition Contract for the completion of the SEC Assemblage Demolition is Two Hundred Two Thousand Seven Hundred Fifteen and 84/100 Dollars ($202,715.84) (the “Outstanding Payment”). At Closing, (a) Seller shall provide Purchaser with a partial lien waiver executed by the Contractor, which shall certify that the Completed Payment has been made and that no other amounts are due under the Demolition Contract except for the Outstanding Payment, (b) Purchaser shall receive a credit against the Purchase Price in an amount equal to Thirty Thousand Three Hundred Sixteen and 64/100 Dollars ($30,316.64), and (c) Purchaser shall assume Seller’s obligation to pay the Outstanding Payment and other obligations of Seller under the Demolition Contract arising from and after the Closing Date, pursuant to an assignment and assumption of the Demolition Contract in the form attached hereto as Exhibit “B”, which shall be executed by Seller and Purchaser at Closing. Notwithstanding anything to the contrary contained in Section 7(c) of the Agreement, Seller and Purchaser acknowledge and agree that (a) Seller shall not be obligated to complete the SEC Assemblage Demolition prior to Closing and (b) Seller shall not be entitled to the SEC Assemblage Reimbursement or any other credits for amounts expended by Seller in connection with the SEC Assemblage Demolition, including, without limitation, the Completed Payment made by Seller to the Contractor pursuant to the Demolition Contract.

7.     Access Agreement; Code Enforcement Violations; Holdback Escrow Agreement.

(a)     Seller has disclosed to Purchaser that the owner of the property adjacent to the SEC Assemblage, Wynwood Property Partners, LLC, a Florida limited liability company (the “Neighboring Owner”), has required that Seller enter into an access agreement in connection with the SEC Assemblage Demolition, which access agreement would permit the Contractor to access the Neighboring Owner’s property as required to perform the SEC Assemblage Demolition. Seller and the Neighboring Owner have agreed upon the form of access agreement, a copy of which is attached hereto as Exhibit “C” (the “Access Agreement”). Purchaser hereby consents to the form of Access Agreement attached hereto as Exhibit “C” and further consents to Seller’s execution of the Access Agreement prior to Closing. At Closing, Seller’s right, title, interest, and obligations in, to, and under the Access Agreement will be assigned to, and assumed by, Purchaser, pursuant to an assignment and assumption of the Access Agreement, which shall be executed by Seller and Purchaser at Closing. As a Condition Precedent to Closing, prior to Closing, Seller shall cause Contractor to (a) add the Neighboring Owner, and its tenant, Southern Glazer’s Wine and Spirits, LLC, a Delaware limited liability company (the “Neighboring Tenant”), as additional insureds on the insurance policies held by Contractor pursuant to the Demolition Contract, and (b) provide Purchaser with certificates of insurance evidencing the Neighboring Owner and the Neighboring Tenant as additionally insured parties and showing such policies to be in full force and effect.

(b)     Seller has advised Purchaser that, despite Seller’s good faith efforts, Seller has been unable to cure and/or satisfy the following code enforcement orders and code enforcement violations (collectively, the “Outstanding Code Violations”): (a) that certain City of Miami Code Enforcement Order with Case No. CE 2019017953 and recorded in Official Records Book 31735, Page 1471; (b) that certain City of Miami Code Enforcement Order with Case No. CE2019017999 and recorded in Official Records Book 31737, Page 886; (c) that certain City of Miami Notice of Violation Case No. CE 2019018159; (d) that certain City of Miami Notice of Violation Case No. CE 2019018155; and (e) that certain City of Miami Notice of Violation Case No. CE 2019018154.

(c)     Notwithstanding anything in the Agreement to the contrary, Purchaser and Seller have agreed that, (i) in order to cover potential claims against Purchaser by the Neighboring Owner and/or Neighboring Tenant for damages to the Neighboring Owner’s property in connection with the SEC Assemblage Demolition, as further set forth in the Access Agreement, and (ii) in lieu of Seller curing the Outstanding Code Violations, an amount equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall be deducted from the proceeds due to Seller at Closing and held in escrow by Escrow Agent pursuant to, and in accordance with, the terms of an escrow agreement in substantially the form attached hereto as Exhibit “D” (the “Holdback Escrow Agreement”), which Holdback Escrow Agreement shall be executed by Seller, Purchaser, and Escrow Agent at Closing.

8.     Delinquent Taxes. Notwithstanding anything to the contrary contained in the Agreement, Purchaser hereby agrees and acknowledges that the real estate taxes for 2019 are currently past due and delinquent (the “2019 Delinquent Taxes”) and further agrees and acknowledges that the 2019 Delinquent Taxes (along with the 2018 Delinquent Taxes) will be paid by Seller at Closing.

9.     Counterparts; Electronic Signature. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all constituting only one agreement. Facsimile or electronic (i.e., PDF) copies of this Amendment shall be deemed to have the same force and effect as original hard copies of the same. Seller and Purchaser hereby agree that any electronic signature (e.g. via DocuSign) to this Amendment shall be as binding as an original signature for all purposes.

10.     Ratification. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

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IN WITNESS WHEREOF, the Seller and Purchaser have executed this Amendment as of the date first written above.

SELLER: DIAMEDIX CORPORATION, a Florida limited corporation By: /s/ David Barka Name: David Barka Title: Chief Executive Officer

PURCHASER: PRH INVESTMENTS, LLC, a Florida limited liability company By: /s/ Matthew Allen Name: Matthew Allen Title: Vice President

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